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                                                       Registration No. 33-61777
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8
                          POST-EFFECTIVE AMENDMENT TO
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         STORAGE TECHNOLOGY CORPORATION
               (Exact name of issuer as specified in its charter)


            DELAWARE                                     84-0593263
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

2270 SOUTH 88TH STREET, LOUISVILLE, COLORADO                          80028-4309
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                         STORAGE TECHNOLOGY CORPORATION
                        1995 EQUITY PARTICIPATION PLAN
                        -------------------------------
                            (Full title of the Plan)

                           LIZBETH J. STENMARK, ESQ.
                                 SENIOR COUNSEL
                         STORAGE TECHNOLOGY CORPORATION
                             2270 SOUTH 88TH STREET
                        LOUISVILLE, COLORADO  80028-4309
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (303) 673-7919
                                 --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of                                     Proposed Maximum        Proposed Maximum       Amount of
Securities to          Amount to             Offering Price          Aggregate              Registration
be Registered(1)       be Registered (2)     Per Share (3)           Offering Price(1)      Fee
----------------------------------------------------------------------------------------------------------
Common stock
$.10 par value         2,200,000(1)          $40.625                 $89,375,000.00         $27,083.33

(1) Includes preferred stock purchase rights issued in connection therewith.

(2) Represent additional securities reserved for issuance pursuant to the above-referenced plan (the "Plan"). The additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of Storage Technology Corporation, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalization, are also being registered.

(3) Determined pursuant to Rule 457(h) of the Securities Act of 1933, as amended.
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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


       In accordance with General Instructions to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 33-61777, filed by the Company with the Securities and Exchange Commission on August 11, 1995, is hereby incorporated by reference and made a part hereof.

                             --------------------

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                                    PART II


ITEM 8.  EXHIBITS


           5.1     Opinion of Counsel

          23.1     Consent of Price Waterhouse LLP

          23.2     Consent of Ernst & Young LLP

          23.3 Consent of Counsel is included in Exhibit 5.1 to this Registration Statement
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Colorado, on the 9th day of June 1997.



                                             STORAGE TECHNOLOGY CORPORATION


                                             By /s/David E. Weiss
                                                --------------------------------
                                                David E. Weiss
                                                Chairman of the Board, President
                                                and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



(a)  /s/David E. Weiss                        Chairman of the Board (Director),          June 9, 1997
    ------------------------------            President and Chief Executive Officer
    David E. Weiss                            (Principal Executive Officer)


(b)  /s/David E. Lacey                        Executive Vice President and               June 9, 1997
    ------------------------------            Chief Financial Officer
    David E. Lacey                            (Principal Financial Officer)


(c) /s/Thomas G. Arnold                       Vice President, Corporate
    ------------------------------            Controller
    Thomas G. Arnold                          (Principal Accounting Officer)             June 9, 1997

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
  /s/ William L. Armstrong*                        Director                              June 9, 1997
  --------------------------------
  William L. Armstrong


                                                   Director                              June__, 1997
  --------------------------------
   J. Harold Chandler


  /s/ Paul Friedman*                               Director                              June 9, 1997
  --------------------------------
  Paul Friedman


  /s/ William R. Hoover*                           Director                              June 9, 1997
  --------------------------------
  William R. Hoover


  /s/ Stephen J. Keane*                            Director                              June 9, 1997
  --------------------------------
  Stephen J. Keane


  /s/Robert E. La Blanc*                           Director                              June 9, 1997
  --------------------------------
  Robert E. La Blanc


  /s/Robert E. Lee*                                Director                              June 9, 1997
  --------------------------------
  Robert E. Lee


  /s/Harrison Shull*                               Director                              June 9, 1997
  --------------------------------
  Harrison Shull


  /s/Richard C. Steadman*                          Director                              June 9, 1997
  --------------------------------
  Richard C. Steadman


  *By: /s/W. Russell Wayman
      --------------------------------
  W. Russell Wayman, Attorney-in-fact

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                                 EXHIBIT INDEX


                                                                      Sequential
Exhibit                             Description                       Page Number
-------                             -----------                       -----------
 5.1             Opinion of Counsel                                        7

23.1             Consent of Price Waterhouse LLP                           8

23.2             Consent of Ernst & Young LLP                              9

23.3             Consent of Counsel is included in
                 Exhibit 5.1 to this Registration Statement